Exhibit (h)(1)

FS ENERGY AND POWER FUND

Up to $1,500,000,000 in Common Shares, $0.001 par value per share

DEALER MANAGER AGREEMENT

April 28, 2011

FS2 Capital Partners, LLC

Cira Centre

2929 Arch Street, Suite 675

Philadelphia, PA 19104-2867

Ladies and Gentlemen:

FS Energy and Power Fund, a Delaware Statutory Trust (the “Fund”), has registered for public sale (the “Offering”) a maximum of $1,500,000,000 in common shares, $0.001 par value per share (the “Common Shares”), to be issued and sold to the public on a “best efforts” basis (the “Offered Shares”) through you as the managing dealer (the “Dealer Manager”) and the broker-dealers participating in the offering (the “Selected Dealers”) at an initial offering price of $10.00 per share (subject in certain circumstances to discounts based upon the volume of shares purchased). Terms not otherwise defined herein shall have the same meaning as in the Prospectus, as that term is defined in Section 2.1 below.

The Fund has entered into an investment advisory and administrative services agreement, dated as of April 28, 2011 (the “Investment Advisory Agreement”), with FS Investment Advisor, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Fund and the Adviser hereby agree with you (this “Agreement”), the Dealer Manager, as follows:

1.            Representations and Warranties of the Fund and the Adviser.

The Fund and the Adviser hereby represent and warrant to the Dealer Manager and each Selected Dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement (the “Selected Dealer Agreement”) in the form attached as Exhibit A to this Agreement that, as of the date hereof and at all times during the Offering Period, as that term is defined below (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Fund and the Adviser only make such representations and warranties as of such date or dates):

1.1         The Fund has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (No. 333-169679) for the registration of the Offered Shares in accordance in all material respects with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission promulgated thereunder (the “Securities Act

Regulations”). As used in this Agreement, the term “Registration Statement” means such registration statement, as may be supplemented or amended from time to time;  the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission; the term “Prospectus” means the prospectus in the form constituting a part of the Registration Statement, as well as in the form filed with the Commission pursuant to Rule 497 after the Registration Statement becomes effective, except that the term “Prospectus” shall also include any amendment or supplement thereto; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the Commission.  As of the date hereof, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no notices have been received by the Fund or the Adviser to the effect that any proceeding for that purpose has been instituted or is pending before or threatened by the Commission under the Securities Act.

1.2         The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Fund and the Adviser make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Fund by the Dealer Manager or any Selected Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

1.3         This Agreement and the Investment Advisory Agreement have been duly authorized, executed and delivered by the Fund.

1.4         The Fund is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Fund and, assuming due authorization, execution and delivery by the Adviser and the Dealer Manager, is a legal, valid and binding agreement of the Fund enforceable against the Fund in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.5         Each of the Fund and the Adviser has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Fund and the Adviser taken as a whole or would materially and adversely affect the regulatory status of the Adviser such that the Adviser would be prevented from carrying out its obligations under the Investment Advisory Agreement (a “Material Adverse Effect”).

1.6         The Adviser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the Fund and the Dealer Manager, is a legal, valid and binding agreement of the Adviser enforceable against the Adviser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.7         The Offered Shares conform in all material respects to the description of the Common Shares contained in the Registration Statement and the Prospectus.  The authorized, issued and outstanding Common Shares as of the date hereof are as set forth in the Prospectus under the caption “Description of Our Securities.”  As of the date hereof, all the issued and outstanding Common Shares of the Fund are fully paid and non-assessable.

1.8         The Fund is not in violation of its declaration of trust or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not violate the terms of or constitute a default under: (a) its declaration of trust or bylaws; or (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Fund is a party; or (c) any law, rule or regulation applicable to the Fund; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

1.9         The Adviser is not in violation of its certificate of formation or its limited liability company agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Adviser will not violate the terms of or constitute a default under: (a) its certificate of formation or limited liability company agreement; or (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Adviser is a party; or (c) any law, rule or regulation applicable to the Adviser; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Adviser except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

1.10       Upon the commencement of the Offering, the Fund will be a non-diversified, closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended, (the “Investment Company Act”), and has not withdrawn such election, and the

Commission has not ordered that such election be withdrawn nor to the Fund’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission.

1.11       The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act.

1.12       The approval of the Investment Advisory Agreement by each of the board of trustees and the initial shareholders of the Fund has been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as BDCs under the Investment Company Act.

1.13       Except as disclosed in the Registration Statement and the Prospectus, (i) no person is serving or acting as an officer, trustee or investment adviser of the Fund, except in accordance with the applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder, and (ii) to the knowledge of the Fund, no trustee of the Fund is an “affiliated person” (as defined in the Investment Company Act) of the Dealer Manager.

1.14       The Fund’s current business operations and investments and contemplated business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations of the Commission thereunder applicable to BDCs and the rules and regulations of the Commission thereunder, except as will not result, individually or in the aggregate, in a Material Adverse Effect.

1.15       The provisions of the declaration of trust and bylaws of the Fund and the investment objectives, policies and restrictions described in the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations of the Commission thereunder applicable to a BDC.

1.16       No material consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Fund of this Agreement or the issuance and sale by the Fund of the Offered Shares, except (a) registration of the Offered Shares under the Securities Act; (b) election to be regulated as a BDC under the Investment Company Act; (c) any necessary qualification under the securities or blue sky laws of the jurisdictions in which the Offered Shares are being offered by the Dealer Manager and the Selected Dealers; and (d) any necessary qualification under the conduct rules set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) rulebook (the “FINRA Rules”).

1.17       There are no actions, suits or proceedings pending or, to the knowledge of the Fund or the Adviser, threatened against either the Fund or the Adviser at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.18       The issuance and sale of the Offered Shares have been duly authorized by the Fund, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered

Shares by the Fund are not subject to preemptive or other similar rights arising by operation of law, under the declaration of trust or bylaws of the Fund or under any agreement to which the Fund is a party or otherwise.

1.19       The Fund has entered into an escrow agreement (the “Escrow Agreement”) with UMB Bank, N.A. as escrow agent (the “Escrow Agent”) and the Dealer Manager, in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account into which subscribers’ funds will be deposited, prior to the Fund raising gross offering proceeds of $2,500,000 from persons not affiliated with the Fund or the Adviser (the “Minimum Offering”) as described in the Prospectus, pursuant to the subscription procedures described in Section 13 below (the “Escrow Account”).

1.20       The financial statements of the Fund included in the Registration Statement and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Fund, as of the date specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the Commission, except as described in the notes thereto.  No additional financial statements are required to be included in the Registration Statement or the Prospectus.

1.21       McGladrey & Pullen, LLP, whose report on the financial statements of the Fund included in the Registration Statement and Prospectus, are, and during the period covered by the report included in the Registration Statement and the Prospectus, were independent registered public accountants as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

1.22       Since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendments or supplements thereto, there has not been any event or development which could reasonably be seen as having a Material Adverse Effect.

1.23       There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required.  The agreements to which either the Fund or the Adviser is a party which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Fund and/or the Adviser except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies, and, to the best of the Fund’s and the Adviser’s knowledge, no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect.

1.24       The Fund has, and, to the knowledge of the Fund, all of the Fund’s trustees or officers in their capacities as such have, complied in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

1.25       Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, employee or affiliate of the Fund is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

1.26       Each of the Fund and the Adviser expects to implement and maintain controls and other procedures that will be designed to ensure that information required to be disclosed by the Fund in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Fund’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Fund will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund and the Adviser; and the Fund and the Adviser expect to implement and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Fund’s knowledge, neither the Fund nor the Adviser, nor any employee or agent thereof, has made any payment of funds of the Fund or the Adviser, as the case may be, or received or retained any funds, and no funds of the Fund have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Fund or the Adviser.

1.27       No relationship, direct or indirect, exists between or among the Fund on the one hand, and the trustees, officers, security holders of the Fund, the Adviser, or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

2.            Covenants of the Fund and the Adviser.

The Fund and the Adviser hereby jointly and severally covenant and agree with the Dealer Manager that:

2.1         The Fund will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the Commission or under the Securities Act; and (d) promptly notify the Dealer Manager if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, and, to the extent the Fund determines that such action is in its best interest, the Fund will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

2.2         In addition to and apart from the Prospectus, the Fund intends to furnish to all appropriate regulatory agencies and use printed sales literature or other materials in connection with the Offering prepared by the Fund, the Adviser or the Dealer Manager. Such printed sales literature or other materials prepared by the Fund, the Adviser or the Dealer Manager, provided that the use of said sales literature and other materials has been approved for use by the Fund in writing and all appropriate regulatory agencies, are referred to hereinafter as the “Authorized Sales Materials.”  In the event that the Fund uses printed materials in connection with the Offering prepared by the Fund, the Adviser or the Dealer Manager that is intended for “broker-dealer use only,” the Dealer Manager shall use such “broker-dealer use only” materials in accordance with Section 4.3 below.

2.3         The Fund will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request.  The Fund will similarly furnish to the Dealer Manager and Selected Dealers designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Offered Shares of: (a) the Prospectus in preliminary and final form and every form of supplement to or post-effective amendment to the Prospectus; and (b) the Authorized Sales Materials.

2.4         The Fund will use its commercially reasonable efforts to (a) qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each jurisdiction designated in Exhibit B hereto (the “Qualified Jurisdictions”) and (b) maintain such qualifications or exemptions in effect throughout the Offering.  In connection therewith, the Fund will prepare and file all such reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Fund with any information required for such filings or reports that is in the Dealer Manager’s possession.  The Fund will notify the Dealer Manager promptly following each date of: (i) the effectiveness of qualification or exemption of Offered Shares in any additional jurisdiction in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities; and (ii) a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect.  The Fund will file and obtain clearance of the Authorized Sales Materials to the extent required by applicable state securities laws.  The Fund will furnish to the Dealer Manager a copy of such papers filed by the Fund in connection with any such qualification.

2.5         If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Fund, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Fund will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Selected Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 4.3 hereof until such time as the Fund, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplement or post-effective amendment to the Prospectus as shall be necessary to correct such statement or omission and to comply with the requirements of Section 10 of the Securities Act.

2.6         The Fund will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus.

2.7         The Fund will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

2.8         The Fund will use its commercially reasonable efforts to maintain its status as a BDC under the Investment Company Act; provided, however, the Fund may cease to be, or withdraw its election as a BDC under the Investment Company Act, with the approval of its board of trustees and a vote of its shareholders as required by Section 58 of the Investment Company Act, or a successor provision.

2.9         The Fund will operate in a manner so as to enable the Fund to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, for each taxable year during which it elects to be treated as a BDC under the Investment Company Act; provided, however, that at the discretion of the Fund’s board of trustees, it may elect to not be so treated.

3.            Payment of Expenses and Fees.

3.1         The Fund agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Selected Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Fund’s legal counsel and the independent registered public accounting firm; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Fund shall designate as appropriate and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Dealer Manager; (e) filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Fund’s employees in making road show presentations with respect to the offering of the Offered Shares; and (h) the performance of the Fund’s other obligations hereunder.

3.2         In addition, the Fund shall reimburse the Dealer Manager for due diligence expenses of up to 0.5% of gross proceeds from the sale of the Offered Shares for bona fide due diligence expenses incurred by the Dealer Manager or any Selected Dealer.  Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Selected Dealer and their personnel when visiting the Fund’s offices to verify information relating to the Fund. The Dealer Manager or any Selected Dealer shall provide to the Fund a detailed and itemized invoice for any such due diligence expenses.

4.            Obligations and Compensation of Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Fund and the Adviser (provided that, to the extent representations and warranties of the Fund and the Adviser are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates), as follows:

4.1         The Fund hereby appoints the Dealer Manager as its exclusive agent and distributor during the period commencing with the date hereof and ending on the termination date of the Offering (the “Termination Date”) described in the Prospectus (the “Offering Period”) to solicit and to cause Selected Dealers to solicit subscriptions for the Offered Shares at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus and the Subscription Agreement, and the Dealer Manager agrees to use its best efforts to procure subscribers for the Offered Shares during the Offering Period.  The Offered Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, by any Selected Dealers whom the Dealer Manager may retain, each of which shall be members of FINRA in good standing, pursuant to an executed Selected Dealer Agreement with such Selected Dealer.  The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Offered Shares on said terms and conditions.  The Dealer Manager represents to the Fund that (i) it is a member of FINRA in good standing, (ii) it and its employees and representatives have all required licenses and registrations to act under this Agreement and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, Commission rules and regulations (“Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares.  In addition, the Dealer Manager represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the

Treasury’s Office of Foreign Assets Control regulations (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement.

The Dealer Manager further represents that it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act, and the Dealer Manager hereby agrees, upon request of the Fund, to provide an annual certification to the Fund that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.

4.2         With respect to its participation and the participation by each Selected Dealer in the offer and sale of the Offered Shares (including, without limitation any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Selected Dealer Agreement, each Selected Dealer shall have agreed, to comply and shall comply with any applicable requirements of the Securities Act, the Exchange Act, the rules promulgated under each, the applicable state securities or blue sky laws, and FINRA Rules, specifically including, but not in any way limited to, FINRA Rules 2340 and 2310 (including the obligations with respect to disclosure of certain information relating to liquidity and marketability of prior programs pursuant to FINRA Rule 2310(b)(3)(D)), and NASD Rules 2420, 2740, and 2750 therein.  The Dealer Manager agrees, and each Selected Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Selected Dealer’s participation in any resales or transfers of the Offered Shares.  In addition, the Dealer Manager agrees, and each Selected Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Selected Dealer will fully comply with all applicable FINRA or Commission Rules or any other applicable Federal or state laws.

4.3         The Dealer Manager shall cause the Offered Shares to be offered and sold only in the Qualified Jurisdictions, and in such additional jurisdictions as may be added thereto in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities.  No Offered Shares shall be offered or sold for the account of the Fund in any other jurisdictions.  The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials.  The Authorized Sales Materials may only be furnished to prospective investors if accompanied or preceded by the Prospectus, as defined by Section 1.1 of this Agreement.  The Dealer Manager represents and warrants to the Fund that it will not use any sales literature not authorized and approved by the Fund or use any “broker-dealer use only” materials with members of the public in connection with offers or sales or the Offered Shares.  The Dealer Manager agrees, and will cause the Selected Dealers to each agree, to suspend or terminate offering and sale of the Offered Shares upon request of the Fund at any time and to resume offering and sale of the Offered Shares upon subsequent request of the Fund.

4.4         In consideration for the services rendered by the Dealer Manager, the Fund agrees that it will pay to the Dealer Manager:

(a)          a dealer manager fee in the amount of 3.0% of the gross proceeds from the sale of the Offered Shares (the “Dealer Manager Fee”), a portion of which may be reallowed to Selected Dealers (as described more fully in the Selected Dealer Agreement entered into with such Selected Dealer), up to an aggregate maximum of 1.5% of the gross proceeds of the Offered Shares sold, which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of shares sold by such Selected Dealer, the assistance of such Selected Dealer in marketing the Offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to selected broker-dealers in similar offerings being conducted during the Offering Period; provided, however, that no Dealer Manager Fee shall be payable in respect of the purchase of Offered Shares by an officer, trustee or employee of the Fund, the Adviser or their respective affiliates; and

(b)          subject to volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus, selling commissions in the amount of 7.0% of the gross proceeds of the Offered Shares sold, which commissions may be reallowed in whole or in part to the Selected Dealer who sold the Offered Shares giving rise to such commissions, as described more fully in the Selected Dealer Agreement entered into with such Selected Dealer; provided, however, that no commissions described in this clause (b) shall be payable in respect of the purchase of Offered Shares: (i) through an investment advisory representative affiliated with a Selected Dealer who is paid on a fee-for-service basis by the investor; (ii) by a Selected Dealer (or such Selected Dealer’s registered representative), in its individual capacity, or by a retirement plan of such Selected Dealer (or such Selected Dealer’s registered representative), or (iii) by an officer, trustee or employee of the Fund, the Adviser or their respective affiliates.

4.5         The Fund will not be liable or responsible to any Selected Dealer for direct payment of commissions or the Dealer Manager Fee to such Selected Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or the Dealer Manager Fee to Selected Dealers.  Notwithstanding the above, the Fund, in its sole discretion, either directly or through the Escrow Agent or such other agent appointed by it, may act as agent of the Dealer Manager by making direct payment of commissions or the Dealer Manager Fee to such Selected Dealers without incurring any liability therefor.  The Dealer Manager Fee and all selling commissions payable to the Dealer Manager with respect to any Offered Shares sold will be paid or offered substantially concurrently with the acceptance of subscribers for such Offered Shares as shareholders by the Fund.

4.6         The Dealer Manager represents and warrants to the Fund, the Adviser and each person that signs the Registration Statement that the information regarding the Offering in the Prospectus and all other information furnished to the Fund by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.7         The Dealer Manager represents and warrants to the Fund and the Adviser that it will not represent or imply that the Escrow Agent has investigated the desirability or advisability of investment in the Fund, or has approved, endorsed or passed upon the merits of the Offered Shares or the Fund, nor will the Dealer Manager use the name of said Escrow Agent in any manner whatsoever in connection with the offer or sale of the Offered Shares other than by acknowledgment that it has agreed to serve as escrow agent.

5.         Indemnification.

5.1       For the purposes of this Section 5, an entity’s “Indemnified Parties” shall include such entity’s officers, trustees, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

5.2       The Fund and the Adviser, jointly and severally, will indemnify, defend (subject to Section 5.6) and hold harmless the Selected Dealers and the Dealer Manager, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Selected Dealers or Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either the Fund or the Adviser, any material breach of a covenant contained herein by either the Fund or the Adviser, or any material failure by either the Fund or the Adviser to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Fund or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Fund or the Adviser under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading, and the Fund and the Adviser will reimburse each Selected Dealer or Dealer Manager, and/or their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Selected Dealer or Dealer Manager, and/or their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Fund or the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Fund or the Adviser by the Dealer Manager or (y) to the Fund, the Adviser or Dealer Manager by or on behalf of any Selected Dealer expressly for use in the Registration Statement or any such post-effective amendment thereof, or the Prospectus or any such supplement thereto.  This indemnity agreement will be in addition to any liability which either the Fund or the Adviser may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 5.2 is further limited to the extent that no such indemnification by the Fund or the Adviser of a Selected Dealer or the Dealer Manager, or their respective

Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

5.3       The Dealer Manager will indemnify, defend and hold harmless the Fund and the Adviser, their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager, or any material failure by the Dealer Manager to perform its obligations hereunder or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading; provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or the Adviser by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, or (c) any use of sales literature by the Dealer Manager not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by the Dealer Manager, or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (e) any material violation by the Dealer Manager of this Agreement, or (f) any failure by the Dealer Manager to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (g) any other failure by the Dealer Manager to comply with applicable FINRA or Commission Rules.  The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

5.4       Each Selected Dealer severally will indemnify, defend and hold harmless the Fund, the Adviser, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Fund, the Adviser, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by the Selected Dealer, any material breach of a covenant by the Selected Dealer, or any material failure by the Selected Dealer to perform its obligations hereunder or under the Selected Dealer Agreement, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or the Prospectus or any supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus or necessary to make statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or the Adviser or the Dealer Manager by the Selected Dealer specifically for use with reference to the Selected Dealer in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, or (d) any use of sales literature by the Selected Dealer not authorized or approved by the Fund or use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by such Selected Dealer or Selected Dealer’s representatives or agents, or (e) any untrue statement made by such Selected Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (f) any failure by the Selected Dealer to comply with Section VII or Section X or any other material violation of the Selected Dealer Agreement, or (f) any failure of the Selected Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (g) any other failure by the Selected Dealer to comply with applicable FINRA or Commission Rules or any other applicable Federal or state laws.  Each Selected Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Selected Dealer may otherwise have.

5.5       Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party will relieve such indemnifying party from any liability under this Section 5 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 5.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

5.6       An indemnifying party under Section 5 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a)        In the case of the Fund and/or the Adviser indemnifying the Dealer Manager, the advancement of funds of the Fund to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund; (ii) the legal action is initiated by a third party who is not a shareholder of the Fund or the legal action is initiated by a shareholder of the Fund acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Fund, together with the applicable legal rate of interest thereon, in cases which the Dealer Manager is found not to be entitled to indemnification.

(b)        In any case of indemnification other than that described in Section 5.6(a) above, the indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

5.7       The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of any Selected Dealer, or any person controlling any Selected Dealer or by or on behalf of the Fund, the Adviser, the Dealer Manager or any officer, trustee or director thereof, or by or on behalf of the Fund or the Dealer Manager; (b) delivery of any Offered Shares and payment therefor; and (c) any termination of this Agreement or any Selected Dealer Agreement. A successor of any Selected Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.

5.8       Notwithstanding any other provision of this Section 5, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

6.         Survival of Provisions.

The respective agreements, representations and warranties of the Fund, the Adviser, and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Selected Dealer or any person controlling the Dealer Manager or any Selected Dealer or by or on behalf of the Fund, the Adviser or any person controlling the Fund; and (b) the delivery of payment for the Offered Shares.  Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 5, 6, 7, 9, 10, 11 and 15, all of which will survive the termination of this Agreement.

7.         Applicable Law; Venue

7.1       This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of Delaware applicable to contracts formed and to be formed entirely within the State of Delaware, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.

8.         Counterparts.

This Agreement may be executed in any number of counterparts.  Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

9.         Entire Agreement.

This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

10.       Successors and Amendment.

10.1     This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Fund and the Adviser and their respective successors and permitted assigns and shall inure to the benefit of the Selected Dealers to the extent set forth in Sections 1 and 5 hereof.  Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2     This Agreement may be amended only by the written agreement of the Dealer Manager, the Fund and the Adviser.

10.3     Neither the Fund or Adviser, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Fund and the Adviser, acting together, on the other hand.

11.       Term and Termination.

11.1     This Agreement may be terminated by the Dealer Manager, on the one hand, or the Fund and the Adviser acting together, on the other, in the event that (a) the Fund or the Adviser, on the one hand, or the Dealer Manager, on the other, shall have materially failed to comply with any of the material provisions of this Agreement or (b) the Fund or the Adviser, on the one hand, or the Dealer Manager, on the other, materially breaches any of its representations and warranties contained in this Agreement and, in the case of the Fund or the Adviser, such breach or breaches, individually or in the aggregate, would have a Material Adverse Effect; provided, however, that no party may terminate this Agreement under this sentence unless such failure(s) or breach(es) under clause (a) or (b) above is or are not cured within thirty (30) days after such party has delivered notice of intent to terminate under this Section 11.1.  In any case, this Agreement shall expire at the close of business on the Termination Date.

11.2     The Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Fund, (ii) promptly deliver to the Fund all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (iii) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and (iv) notify Selected Dealers of such termination.  The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential.  The Dealer Manager shall use its best efforts to cooperate with the Fund to accomplish an orderly transfer of management of the Offering to a party designated by the Fund.

11.3     Upon expiration or termination of this Agreement, the Fund shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 4 at such time as such compensation becomes payable.

12.       Confirmation.

The Fund hereby agrees and assumes, or will arrange for a party designated by it, to assume the duty to confirm, on its behalf and on behalf of Selected Dealers, all orders for purchase of Offered Shares accepted by the Fund.  Such confirmations will comply with the rules of the Commission and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Fund is advised of such laws in writing by the Dealer Manager.

13.       Submission of Orders.

13.1     Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement in the form attached as an Appendix to the Prospectus and to deliver to the Selected Dealer or Dealer Manager, as the case may be

(the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Offered Shares, subject to any discount that may apply based upon the volume of Offered Shares purchased pursuant to the schedule of discounts and procedures specified in the Prospectus.  There shall be a minimum initial purchase by any one purchaser of $5,000 in Offered Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Fund to the Dealer Manager).  Minimum subsequent purchases of Offered Shares shall be $500 per transaction, except for purchases made pursuant to the distribution reinvestment plan, as described in the Prospectus.  Prior to the Fund meeting the Minimum Offering, persons who purchase Offered Shares shall make their checks payable to “UMB Bank, N.A., as escrow agent for FS Energy and Power Fund.”  Subsequent to the Fund raising the Minimum Offering, persons who purchase Offered Shares shall make their checks payable to “UMB Bank, N.A., as agent for FS Energy and Power Fund.”

After meeting the Minimum Offering described throughout the Prospectus, the Fund will sell the Offered Shares on a continuous basis at a price of $10.00 per Offered Share, subject to any adjustment described or otherwise provided in the “Plan of Distribution” section of the Prospectus. Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials.  Subscription Agreements and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 13.  Transmittal of received investor funds will be made in accordance with the following procedures.  The Dealer Manager may authorize certain Selected Dealers that are “$250,000 broker-dealers” to instruct their customers to make their checks for Offered Shares subscribed for payable directly to the Selected Dealer.  In such case, the Selected Dealer will collect the proceeds of the subscribers’ checks and issue a check or wire transfer for the aggregate amount of the subscription proceeds made payable (1) prior to the Fund raising the Minimum Offering, to “UMB Bank, N.A., as escrow agent for FS Energy and Power Fund” and (2) subsequent to the Fund raising the Minimum Offering, to “UMB Bank, N.A., as agent for FS Energy and Power Fund.”

13.2     If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Fund or its designated agent.

13.3     If the Processing Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by

noon of the next business day following receipt by the Processing Broker-Dealer.  The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Fund or its designated agent.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Fund or its designated agent.  The Processing Broker-Dealer shall furnish to the Escrow Agent, the Fund or its designated agent, as applicable, with each delivery of Subscription Payments a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

14.       Suitability of Investors; Compliance with Privacy Laws

14.1     The Dealer Manager will offer Offered Shares, and in its agreements with Selected Dealers will require that the Selected Dealers offer Offered Shares, only to those persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent by the Fund and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required.  Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both the Dealer Manager and such registered representative are duly licensed to transact securities business in such jurisdiction.  In offering Offered Shares, the Dealer Manager will comply, and in its agreements with Selected Dealers the Dealer Manager will require that the Selected Dealers comply, with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules.  The Dealer Manager agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Fund) concerning his age, investment objectives, other investments, financial situation and needs, and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that (i) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation, and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his entire investment in the Offered Shares, (C) the lack of liquidity of the Offered Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Fund, and (E) the tax consequences of an investment in the Offered Shares.  In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Offered Shares or by the beneficiary of such fiduciary account.  The Dealer Manager further represents, warrants and covenants that the Dealer Manager, or a person associated with the Dealer Manager, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by the Dealer Manager, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established.  The Dealer Manager agrees to retain such documents and records in the Dealer Manager’s records for a period of six years from the date of the applicable sale of Offered Shares and to make such documents and records available to (i) the Fund upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.  The Dealer Manager shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of the Dealer Manager’s customer and his or her signature on a Subscription Agreement.

14.2     The Dealer Manager agrees, and in its agreements with Selected Dealers the Dealer Manager will require that the Selected Dealers to agree, (a) to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P, (ii) the privacy standards and requirements of any other applicable Federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) to determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

In the event the Dealer Manager uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, the Dealer Manager will consult the List to determine whether the affected customer has exercised his or her opt-out rights.  The Dealer Manager understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

15.                            Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile, or (d) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Fund:	FS Energy and Power Fund Cira Centre
2929 Arch Street, Suite 675 Philadelphia, PA 19104-2867
Facsimile: (215) 495-1189
Attention: Michael C. Forman

If to the Adviser:	FS Investment Advisor, LLC
Cira Centre
2929 Arch Street, Suite 675
Philadelphia, PA 19104-2867
Facsimile: (215) 495-1189
Attention: Michael C. Forman

If to the Dealer Manager:	FS2 Capital Partners, LLC
Cira Centre
2929 Arch Street, Suite 675
Philadelphia, PA 19104-2867
Facsimile: (215) 495-1189
Attention: P. Cosmo Smith

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 15.

16.                            No Partnership.

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as an employee, agent or representative of, or in association with or in partnership with, the Fund; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized to sell the Offered Shares according to the terms set forth in the registration statement and the Prospectus as amended and supplemented and in this Agreement.

17.                            Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

[The remainder of the page is intentionally left blank.]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“FUND”

FS ENERGY AND POWER FUND

By:	/s/ Gerald F. Stahlecker
Gerald F. Stahlecker
Executive Vice President

“ADVISER”

FS INVESTMENT ADVISOR, LLC

By:	/s/ Gerald F. Stahlecker
Gerald F. Stahlecker
Executive Vice President

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

FS2 CAPITAL PARTNERS, LLC

By:	/s/ P. Cosmo Smith
P. Cosmo Smith
President

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT

FS ENERGY AND POWER FUND

Up to $1,500,000,000 in Common Shares, $0.001 par value per share

FORM OF SELECTED DEALER AGREEMENT

Dated: [__], 2011

Ladies and Gentlemen:

Subject to the terms described hereinbelow, FS2 Capital Partners, LLC, as the dealer manager (“Dealer Manager”) for FS Energy and Power Fund, a Delaware Statutory Trust (the “Fund”), invites you, (“Selected Dealer”) to participate in the distribution, on a best efforts basis, of up to $1,500,000,000 in common shares of the Fund, $0.001 par value per share (the “Common Shares”), to be issued and sold to the public on a “best efforts” basis (the “Offered Shares”) at an initial offering price of $10.00 per share (subject in certain circumstances to discounts based upon the volume of shares purchased) as set forth in the registration statement on Form N-2 filed by the Fund (File No. 333-169679), which includes the Fund’s prospectus, as amended or supplemented (the “Prospectus”).

I.          Dealer Manager Agreement

FS Investment Advisor, LLC, a Delaware limited liability company, is the investment adviser of the Fund (the “Adviser”).  The Dealer Manager has entered into a dealer manager agreement with the Fund and the Adviser dated April 28, 2011, in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”).  Upon effectiveness of this Selected Dealer Agreement (this “Agreement”) pursuant to Section XIV below, you will become one of the Selected Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the representations, warranties and covenants contained in the Dealer Manager Agreement relating to the rights and obligations of a Selected Dealer, including, but not limited to, the provisions of Sections 2.5 and 4.3 regarding suspension of offers and sales of Offered Shares, Section 4.1 regarding solicitation of subscriptions of Offered Shares, Section 4.2 regarding regulatory compliance, Section 5, wherein each of the Selected Dealers severally agrees to indemnify and hold harmless the Fund, the Adviser, the Dealer Manager and their respective officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Section 13 regarding submission of subscriptions for Offered Shares, and Section 14 regarding suitability of investors and compliance procedures for offers and sales of Offered Shares.  Except as otherwise set forth herein, capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Dealer Manager Agreement.  The Offered Shares are offered solely through broker-dealers who are members in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(a)        Selected Dealer hereby agrees to use its best efforts to sell the Offered Shares for cash on the terms and conditions stated in the Fund’s Prospectus. Nothing in this Agreement shall be deemed or construed to make Selected Dealer an employee, agent, representative, or partner of the Dealer Manager, the Fund or the Adviser, and Selected Dealer is not authorized to act for the Dealer Manager, the Fund or the Adviser or to make any representations on their behalf except as set forth in the Prospectus and any printed sales literature or other materials prepared by the Fund, the Adviser or the Dealer Manager, provided that the use of said sales literature and other materials has been approved for use by the Fund in writing and all appropriate regulatory agencies (the “Authorized Sales Materials”).  In the event that the Fund uses printed materials in connection with the Offering prepared by the Fund, the Adviser or the Dealer Manager intended for “broker-dealer use only,” Selected Dealer shall use such “broker-dealer use only” materials in accordance with Section VII below.

II.        Submission of Orders

Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement in the form attached as an Appendix to the Prospectus and to deliver to the Selected Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Offered Shares, subject to any discount that may apply based upon the volume of Offered Shares purchased pursuant to the schedule of discounts and procedures specified in the Prospectus.  There shall be a minimum initial purchase by any one purchaser of $5,000 in Offered Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Fund to the Dealer Manager).  Minimum subsequent purchases of Offered Shares shall be $500 per transaction, except for purchases made pursuant to the distribution reinvestment plan, as described in the Prospectus.  Prior to the Fund raising gross offering proceeds of $2,500,000 from persons not affiliated with the Fund or the Adviser (the “Minimum Offering”), persons who purchase Offered Shares shall make their checks payable to “UMB Bank, N.A., as escrow agent for FS Energy and Power Fund.”  Subsequent to the Fund raising the Minimum Offering, persons who purchase Offered Shares shall make their checks payable to “UMB Bank, N.A., as agent for FS Energy and Power Fund.”  Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials.  Subscription Agreements and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II.  If the Selected Dealer is a “$250,000 broker-dealer,” the Dealer Manager may authorize the Selected Dealer to instruct its customers to make its check for Offered Shares subscribed for payable directly to the Selected Dealer, in which case the Selected Dealer will collect the proceeds of the subscriber’s check and issue a check for the aggregate amount of the subscription proceeds made payable to the order of “UMB Bank, N.A., as agent

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for FS Energy and Power Fund.”  The Selected Dealer hereby agrees to be bound by the terms of the Escrow Agreement, dated March 29, 2011 (the “Escrow Agreement”), by and among UMB Bank, N.A. (the “Escrow Agent”) and the Fund.

(a)        If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Fund or its designated agent.

(b)        If the Processing Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer.  The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Fund or its designated agent.

Selected Dealer understands that the Fund reserves the unconditional right to reject any order for any or no reason.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly to the Transfer Agent.  The Processing Broker-Dealer shall furnish with each delivery of Subscription Payments a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

III.       Pricing

Except for volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, the Offered Shares shall be offered to the public at an initial offering price of $10.00 per Offered Share payable in cash.  Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to Selected Dealer by the Fund or Dealer Manager, a minimum initial purchase of $5,000 in Offered Shares is required. Minimum subsequent purchases of Offered Shares shall be $500 per transaction.  After meeting the Minimum Offering, the Fund will sell the Offered Shares on a continuous basis at a price of $10.00 per Offered Share, subject to the adjustments described in or otherwise provided in the “Plan of Distribution” section of the Prospectus. Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

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The Offered Shares are nonassessable.  Selected Dealer hereby agrees to place any order for the full purchase price except as otherwise provided in the Prospectus for volume discounts based upon the number of Offered Shares purchased by a subscriber through Selected Dealer.

IV.       Selected Dealer’s Compensation

Subject to volume discounts and other special circumstances described in or as otherwise provided in the “The Plan of Distribution” section of the Prospectus, Selected Dealer’s selling commission applicable to the total public offering price of Offered Shares sold by Selected Dealer which it is authorized to sell hereunder is 7.0% of the gross proceeds of Offered Shares sold by it and accepted and confirmed by the Fund, which commission will be paid by the Dealer Manager.  For these purposes, a “sale of Offered Shares” shall occur following the release from escrow the Offering proceeds received in connection with the sale of the minimum number of Offered Shares as set forth on the cover page of the Prospectus, and, if and only if, a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Fund has thereafter distributed the commission to the Dealer Manager in connection with such transaction.  Selected Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Fund.  Selected Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith.  In addition, as set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow a portion of the Dealer Manager Fee to Selected Dealer as marketing fees or to defray other distribution-related expenses, which reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the number of shares sold by Selected Dealer, the assistance of Selected Dealer in marketing the offering and due diligence expenses incurred, and the extent to which similar fees are reallowed to selected broker-dealers in similar offerings being conducted during the Offering.  Such reallowance shall be described in Schedule 1 to this Agreement.

Selected Dealer acknowledges and agrees that no commissions, payments or amount whatsoever will be paid to Selected Dealer in respect of the purchase of Offered Shares by a Selected Dealer (or its registered representative), in its individual capacity, or by a retirement plan of such Selected Dealer (or its registered representative), or by an officer, director or employee of the Fund, the Adviser or their respective affiliates.

The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Offered Shares, that Selected Dealer’s interest in the offering is limited to such commission from the Dealer Manager and Selected Dealer’s indemnity referred to in Section 5 of the Dealer Manager Agreement, and that the Fund is not liable or responsible for the direct payment of such commission to Selected Dealer.  In addition, as set forth in the Prospectus, the Dealer Manager may reimburse the Selected Dealers up to 0.5% of gross proceeds for the Offered Shares for bona fide due diligence expenses incurred by such Selected Dealers.  Selected Dealer shall provide a detailed and itemized invoice for any such due diligence expenses.

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V.        Payment

Payments of selling commissions will be made by the Dealer Manager (or by the Fund as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Selected Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Fund.

Selected Dealer, in its sole discretion, may authorize Dealer Manager (or the Fund as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to deposit selling commissions, reallowances and other payments due to it pursuant to this Agreement directly to its bank account.  If Selected Dealer so elects, Selected Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VI.       Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Fund, which reserves the right to reject any order, in whole or in part, for any or no reason.  Orders not accompanied by a Subscription Agreement and executed signature page thereto and the required Subscription Payment for the Offered Shares may be rejected.  Issuance and delivery of the Offered Shares will be made only after actual receipt of payment therefor.  If any Subscription Payment is not paid upon presentment, or if the Fund is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Offered Shares within 15 days of sale, the Fund reserves the right to cancel the sale without notice.  In the event an order is rejected, canceled or rescinded for any reason, Selected Dealer agrees to return to the Dealer Manager within 30 days thereafter any commission or Dealer Manager Fee theretofore paid with respect to such order, and, if Selected Dealer fails to so return any such commission or Dealer Manager, the Dealer Manager shall have the right to offset amounts owed against future commissions or Dealer Manager Fees due and otherwise payable to Selected Dealer.

VII.     Prospectus and Authorized Sales Materials

Selected Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offered Shares except as set forth in the Prospectus and the Authorized Sales Materials.  The Dealer Manager will supply Selected Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors, and Selected Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Offered Shares to an investor.  Selected Dealer agrees that it will not send or give any supplements to the Prospectus, any amended Prospectus or any Authorized Sales Materials to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such

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Prospectus supplement, amended Prospectus or Authorized Sales Materials.  Selected Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public.  Selected Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings which have not been previously approved by the Fund in writing other than the Prospectus and the Authorized Sales Materials.  Selected Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act.  Regardless of the termination of this Agreement, Selected Dealer will deliver a Prospectus in transactions in the Offered Shares for a period of 90 days from the Effective Date of the Registration Statement or such longer period as may be required by the Exchange Act.  Selected Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act in offering and selling Offered Shares.

VIII.    License and Association Membership

Selected Dealer’s acceptance of this Agreement constitutes a representation to the Fund and the Dealer Manager that Selected Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Offered Shares under federal and state securities laws and regulations in all states where it offers or sells Offered Shares, and that it is a member in good standing of FINRA.  Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement.  This Agreement shall automatically terminate if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of the state in which the Selected Dealer’s principal office is located.  Selected Dealer agrees to notify the Dealer Manager immediately if Selected Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which the Selected Dealer is currently registered or licensed, or in the case of a foreign dealer, so to conform.  Selected Dealer also hereby agrees to abide by the conduct rules set forth in the FINRA rulebook (“FINRA Rules), including, without limitation, FINRA Rule 2340 and NASD Rules 2420, 2740 and 2750.

IX.       Anti-Money Laundering Compliance Programs

Selected Dealer’s acceptance of this Dealer Agreement constitutes a representation to the Fund and the Dealer Manager that Selected Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, Securities and Exchange Commission Rules (the “Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money

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Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Offered Shares.  In addition, Selected Dealer represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement.  Upon request by the Dealer Manager at any time, Selected Dealer hereby agrees to (i) furnish a written copy of its AML Program and OFAC Program to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with Selected Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of FINRA Rules, the investors who purchase Offered Shares through Selected Dealer are “customers” of Selected Dealer and not the Dealer Manager.  Nonetheless, to the extent that the Dealer Manager deems it prudent, Selected Dealer shall cooperate with the Dealer Manager’s reasonable requests for information, records and data related to the Fund’s shareholders introduced to, and serviced by, Selected Dealer (the “Customers”).  Notwithstanding the foregoing, Selected Dealer shall not be required to provide to the Dealer Manager any documentation that, in Selected Dealer’s reasonable judgment, would cause Selected Dealer to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings.  Selected Dealer hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.  Selected Dealer hereby agrees, upon request by the Dealer Manager to (A) provide an annual certification to Dealer Manager that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements; (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act; and (B) perform and carry out, on behalf of both the Dealer Manager and the Fund, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

X.        Limitation of Offer; Suitability

Selected Dealer will offer Offered Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Fund or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required.  Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), Selected Dealer represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both the Selected Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction.  In offering

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Offered Shares, Selected Dealer will comply with the provisions of FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

Selected Dealer further represents, warrants and covenants that neither Selected Dealer, nor any person associated with Selected Dealer, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules.  Selected Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, Selected Dealer, or a person associated with Selected Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Fund) concerning his age, investment objectives, other investments, financial situation and needs, and any other information known to Selected Dealer, or person associated with Selected Dealer, that (i) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation, and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his entire investment in the Offered Shares, (C) the lack of liquidity of the Offered Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Fund, and (E) the tax consequences of an investment in the Offered Shares.  In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Offered Shares or by the beneficiary of such fiduciary account.  Selected Dealer further represents, warrants and covenants that Selected Dealer, or a person associated with Selected Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by Selected Dealer, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established.  Selected Dealer agrees to retain such documents and records in Selected Dealer’s records for a period of six years from the date of the applicable sale of Offered Shares, to otherwise comply with the record keeping requirements provided in Section XII below and to make such documents and records available to (i) the Dealer Manager and the Fund upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon Selected Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.  Selected Dealer shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of Selected Dealer’s customer and his or her signature on a Subscription Agreement.

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XI.       Due Diligence; Adequate Disclosure

Prior to offering the Offered Shares for sale, Selected Dealer shall have conducted an inquiry such that Selected Dealer has reasonable grounds to believe, based on information made available to Selected Dealer by the Fund or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Offered Shares.  In determining the adequacy of disclosed facts pursuant to the foregoing, Selected Dealer may obtain, upon request, information on material facts relating at a minimum to the following: (i) items of compensation; (ii) tax aspects; (iii) financial stability and experience of the Fund and its Adviser; (iv) conflicts and risk factors; and (v) other pertinent reports.  Notwithstanding the foregoing, Selected Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Selected Dealer, provided that: (i) such Selected Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such other Selected Dealer; (ii) the results of the inquiry were provided to Selected Dealer with the consent of the other Selected Dealer conducting or directing the inquiry; and (iii) no Selected Dealer that participated in the inquiry is an affiliate of the Fund or its Adviser. Prior to the sale of the Offered Shares, Selected Dealer shall inform each prospective purchaser of Offered Shares of pertinent facts relating to the Offered Shares including specifically the lack of liquidity and lack of marketability of the Offered Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Fund or the Adviser except as set forth in the Prospectus and any Authorized Sales Materials.

XII.     Compliance with Record Keeping Requirements

Selected Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act.  Selected Dealer further agrees to keep such records with respect to each customer who purchases Offered Shares, his suitability and the amount of Offered Shares sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Fund.

XIII.    Customer Complaints

Each party hereby agrees to provide to the other party copies of any written or otherwise documented customer complaints received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Offered Shares are offered by the Dealer Manager or the Selected Dealer), the Offered Shares or the Fund.

XIV.    Effective Date

This Agreement will become effective upon the last date it is signed by either party hereto.  Upon effectiveness of this Agreement, all offers and sales of Offered Shares by the

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Selected Dealer will be made pursuant to this Agreement exclusively and not through any prior agreement between Selected Dealer and the Dealer Manager, if any.

XV.      Termination; Survival; Amendment

Selected Dealer will immediately suspend or terminate its offer and sale of Offered Shares upon the request of the Fund or the Dealer Manager at any time and will resume its offer and sale of Offered Shares hereunder upon subsequent request of the Fund or the Dealer Manager.  Any party may terminate this Agreement by written notice, which termination shall be effective 48 hours after such notice is given.  This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to Selected Dealer, and any such amendment shall be deemed accepted by Selected Dealer upon placing an order for sale of Offered Shares after it has received such notice.

The respective agreements and obligations of the Selected Dealer and the Dealer Manager set forth in Articles I, IV, V, VII, X, XII, XIII, XIV, XV, XVI, XVII, XVIII, XIX, XX, XXI and XXIII of this Agreement and Section 5 of the Dealer Manager Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

Notwithstanding the termination of this Agreement or the payment of any amount to Selected Dealer, Selected Dealer agrees to pay Selected Dealer’s proportionate share of any claim, demand or liability asserted against Selected Dealer and the other Selected Dealers on the basis that the Selected Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Selected Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

XVI.    Privacy Laws

The Dealer Manager and Selected Dealer (each referred to individually in this section as a “party”) agree as follows:

(a)        Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P; (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)        Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

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(c)        Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.  In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XVII.   Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to FS2 Capital Partners, LLC, Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, PA 19104-2867, and to Selected Dealer when mailed to the address specified by Selected Dealer below.

XVIII. Attorneys’ Fees; Applicable Law and Venue

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of Delaware applicable to contracts formed and to be formed entirely within the State of Delaware, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law.

XIX.                Successors and Assigns

The Selected Dealer shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Dealer Manager. This Agreement shall be binding upon the Dealer Manager and the Dealer and their respective successors and permitted assigns.

XX.                      Arbitration

In the event of a dispute concerning any provision of this Agreement (including any provisions of the Dealer Manager Agreement incorporated into this Agreement), either party may require the dispute to be submitted to binding arbitration, conducted on a confidential basis, under the then current commercial arbitration rules of FINRA or the American Arbitration Association (at the discretion of the party requesting arbitration) in accordance with the terms of this Agreement (including the governing law provisions of this section) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 — 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall

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be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the Philadelphia FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration. Except as provided otherwise in Section 5 of the Dealer Manager Agreement, in any action or arbitration to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. Each party to this Agreement hereby waives a trial by jury in any legal action or proceeding relating to this Agreement.

XXI.                Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

XXII.          Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

XXIII.    No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute the Selected Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Fund or the other Selected Dealers; instead, this Agreement shall only constitute the Selected Dealer as a dealer authorized by the Dealer Manager to sell the Offered Shares according to the terms set forth in the registration statement and the Prospectus as amended and supplemented and in this Agreement.

[Signatures Appear on Following Pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER”

FS2 CAPITAL PARTNERS, LLC

By:
P. Cosmo Smith
President

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth.  We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1. Identity of Selected Dealer:

Full Legal Name:

(to be completed by Selected Dealer)

Type of Entity:

(to be completed by Selected Dealer)

Organized in the State of:

(to be completed by Selected Dealer)

Tax Identification Number:

(to be completed by Selected Dealer)

FINRA/CRD Number:

(to be completed by Selected Dealer)

2.         Any notice under this Agreement will be deemed given pursuant to Section XVII hereof when delivered to Selected Dealer as follows:

Company Name:

Attention to:
(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:	( )

Facsimile No.:	( )

Email Address:

Accepted and agreed as of the date below:

“SELECTED DEALER”

(Print Name of Selected Dealer)

By:

Name:

Title:

Date:

2

SCHEDULE 1

TO

SELECTED DEALER AGREEMENT WITH

FS2 CAPITAL PARTNERS, LLC (“DEALER MANAGER”)

NAME OF ISSUER:	FS ENERGY AND POWER FUND

NAME OF SELECTED DEALER:

SCHEDULE TO AGREEMENT DATED:

As marketing fees and to defray other distribution-related expenses, the Dealer Manager will pay ______ basis points of the gross cash proceeds on all sales generated by Selected Dealer pursuant to Section IV of this Selected Dealer Agreement.  These amounts are in addition to the selling commissions provided for in Section IV of this Selected Dealer Agreement and will be due and payable at the same time as the selling commissions, as more fully described in Section V hereof.

“DEALER MANAGER”

FS2 CAPITAL PARTNERS, LLC

By:
P. Cosmo Smith
President

“SELECTED DEALER”

(Print Name of Selected Dealer)

By:

Name:

Title:

3

SCHEDULE 2
TO
SELECTED DEALER AGREEMENT WITH
FS2 CAPITAL PARTNERS, LLC (“DEALER MANAGER”)

NAME OF ISSUER:	FS ENERGY AND POWER FUND

NAME OF SELECTED DEALER:

SCHEDULE TO AGREEMENT DATED:

Selected Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, reallowances and other payments due to it pursuant to the Selected Dealer Agreement to its bank account specified below.  This authority will remain in force until Selected Dealer notifies the Dealer Manager in writing to cancel it.  In the event that the Dealer Manager deposits funds erroneously into Selected Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Selected Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“SELECTED DEALER”

(Print Name of Selected Dealer)

By:

Name:

Title:

Date:

4

SCHEDULE 3
TO
SELECTED DEALER AGREEMENT WITH
FS2 CAPITAL PARTNERS, LLC

Selected Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Montana

☐	Alaska	☐	Nebraska

☐	Arizona	☐	Nevada

☐	Arkansas	☐	New Hampshire

☐	California	☐	New Jersey

☐	Colorado	☐	New Mexico

☐	Connecticut	☐	New York

☐	Delaware	☐	North Carolina

☐	District of Columbia	☐	North Dakota

☐	Florida	☐	Ohio

☐	Georgia	☐	Oklahoma

☐	Hawaii	☐	Oregon

☐	Idaho	☐	Pennsylvania

☐	Illinois	☐	Rhode Island

☐	Indiana	☐	South Carolina

☐	Iowa	☐	South Dakota

☐	Kansas	☐	Tennessee

☐	Kentucky	☐	Texas

☐	Louisiana	☐	Utah

☐	Maine	☐	Vermont

☐	Maryland	☐	Virginia

☐	Massachusetts	☐	Washington

☐	Michigan	☐	West Virginia

☐	Minnesota	☐	Wisconsin

☐	Mississippi	☐	Wyoming

☐	Missouri

5

EXHIBIT A

FORM OF DEALER MANAGER AGREEMENT

6

EXHIBIT B

QUALIFIED JURISDICTIONS

AS OF [__], 2011

☐	Alabama	☐	Montana

☐	Alaska	☐	Nebraska

☐	Arizona	☐	Nevada

☐	Arkansas	☐	New Hampshire

☐	California	☐	New Jersey

☐	Colorado	☐	New Mexico

☐	Connecticut	☐	New York

☐	Delaware	☐	North Carolina

☐	District of Columbia	☐	North Dakota

☐	Florida	☐	Ohio

☐	Georgia	☐	Oklahoma

☐	Hawaii	☐	Oregon

☐	Idaho	☐	Pennsylvania

☐	Illinois	☐	Rhode Island

☐	Indiana	☐	South Carolina

☐	Iowa	☐	South Dakota

☐	Kansas	☐	Tennessee

☐	Kentucky	☐	Texas

☐	Louisiana	☐	Utah

☐	Maine	☐	Vermont

☐	Maryland	☐	Virginia

☐	Massachusetts	☐	Washington

☐	Michigan	☐	West Virginia

☐	Minnesota	☐	Wisconsin

☐	Mississippi	☐	Wyoming

☐	Missouri